EXHIBIT 10.2

ASHER PRELIMINARY PERMIT

The pages which follow are free translations from the Hebrew of the documents setting forth the granting of Preliminary Permit No. 185/ "Asher".

Document A: Cover letter dated August 1, 2005 from the Minister of National Infrastructures granting the Preliminary Permit.

Document B: Original Preliminary Permit No. 185/ "Asher", granted on August 1, 2005, including First Annex (Description of the Area) and Second Annex (Special Conditions).

Document C: Letter dated May 16, 2006 from the Petroleum Commissioner approving changes to the work program.

Document D: Letter dated July 30, 2006, from the company to the Petroleum Commissioner requesting revision of work program and Commissioner's endorsed grant of request.

[DOCUMENT A]

MINISTRY OF NATIONAL INFRASTRUCTURES

25 Nissan 5765

1 August 2005

Petroleum 2005-190

Mr. E. Roih

Zion Oil & Gas, Inc.

9 Yair Stern St.

Herzelia 46412

Dear Sir,

Re: Preliminary Permit 185/ "Asher"

Please be informed that pursuant to the authority vested in me under Section 7A of the Petroleum Law, 5712-1952, and following consultation with the Petroleum Commission in accordance with the said law, I have decided to grant to

"Zion Oil & Gas" - 100%

a Priority Right to receive Petroleum Rights in the area subject of Preliminary Permit 185/"Asher".

The estimated cost for executing the required activities mentioned in the Second Annex is $325,000.

The Priority Right to receive Petroleum Rights is conditioned on the fulfillment of all conditions of the Preliminary Permit.

The validity of the Priority Right shall lapse upon the termination of the Preliminary Permit.

Sincerely,

/s/ -

Binyamin (Fuad) Ben Eliezer

Minister of National Infrastructures

Copy: Dr. Yaacov Mimram, Commissioner of Petroleum Affairs

[DOCUMENT B]

STATE OF ISRAEL

Petroleum Law, 5712 - 1952

Preliminary Permit No. 185/ "Asher"

Preliminary Permit

There is hereby granted to -

Zion Oil & Gas, Inc. 100%

A PRELIMINARY PERMIT To conduct preliminary investigations,

including geological and geophysical

activities, for the purpose of evaluating the

potential to discover petroleum on the area

described in the First Annex which is an

integral part of this Preliminary Permit.

THIS PRELIMINARY PERMIT Is granted subject to the provisions of the

Petroleum Law, 5712-1952, and to the

Regulations issued thereunder, and to the

Special Conditions set forth in the Second

Annex which is an integral part of this

Preliminary Permit.

The validity of this Preliminary Permit shall be terminated on 12 Shvat 5767

31 January 2007

Granted in Jerusalem, on 25 Tamuz 5765

1 August 2005

/s/ (-)

Dr. Yaacov Mimran

Commissioner of Petroleum Affairs

STATE OF ISRAEL

Petroleum Law, 5712 - 1952

Preliminary Permit No. 185/ "Asher"

F I R S T     A N N E X

DESCRIPTION OF THE AREA:

From Map point 196.00/740.00 thence East

To Map point 200.00/740.00 thence South East

To Map point 218.00/715.00 thence West

To Map point 213.00/715.00 thence South West

To Map point 210.00/712.00 thence West

To Map point 208.00/712.00 thence South West

To Map point 204.00/711.00 thence West

To Map point 194.40/711.00 thence South West

To Map point 188.50/704.00 thence North East along

the cost of the Mediterranean

Sea, back

To Map point 196.00/740.00

Total area is 490,000 Dunam (490.0 km2)

The coordinates are based on the new Israeli Grid

It is specifically declared hereby that the boundaries of the Permit Area are as set forth in the above description, notwithstanding any apparent changes from the boundaries set forth in the maps submitted by the recipient of the Preliminary Permit.

Granted in Jerusalem, on 25 Tamuz 5765

1 August 2205

/s/ (-)

Dr. Yaacov Mimran

Commissioner of Petroleum Affairs

STATE OF ISRAEL

Petroleum Law, 5712 - 1952

Preliminary Permit No. 185/ "Asher"

S E C O N D    A N N E X

SPECIAL CONDITIONS:

During the term of the Permit, the Company shall execute the following work plan:

  Not later than May 1, 2006, reprocessing of existing seismic lines, geologic and geochemical data and preparation of a regional geological report regarding the Triassic.

  Not later than May 1, 2006, submission of a Prospect and application for grant of License or release of the area or an undertaking to acquire new seismic lines.

  Not later than November 1, 2006, acquisition of 20 km of new seismic lines, interpretation and processing thereof and submission of a summation report.

  Not later than January 31, 2007, submission of Prospect for drilling in the Permit area.

  At the end of every stage, the findings and their summations are to be submitted to the Commissioner of Petroleum Affairs.

  Toward the end of the Permit period, a report of the activities performed in the area and their findings shall be submitted, in two copies. In the report the following matters shall be detailed:

  Evaluation of the prospectivity of the various plays.

  Structural maps (time and depth) and isopatch maps of the key Mesozoic and Cenozoic horizons.

  Seismic attribute maps in the appropriate contexts, if conducted.

  Paleographic maps of the strategic intervals constituting the various plays.

  Evaluation of petroleum potential and hydrocarbon migration paths.

  The final reports shall also include a description of all the activities performed in the Permit area. There shall be appended to the reports the following details (to the extent that they have not been previously submitted in quarterly reports or further to clause 5 above):

  All the geophysical material, including copies of the magnetic field tapes etc., the documentary material accompanying the field tapes, as surveyors' reports, operators' reports, location maps, results of processing of new seismic lines and the reprocessing of the old seismic lines. The relevant material shall be submitted both on magnetic tapes and on semi-originals of the Mylan type.

  The Permit owner shall coordinate the entrance of boating vessels, required for its activity with the State of Israel defense and security authorities

No original geophysical material, as magnetic tapes etc., shall be exported from Israel, but rather copies only.

Failure to comply with these conditions will result in immediate cancellation of the Permit from the date of the failure to comply with the conditions.

Granted in Jerusalem, on 25 Tamuz 5765

1 August 2005

/s/ (-)

Dr. Yaacov Mimran

Commissioner of Petroleum Affairs

[DOCUMENT C]

STATE OF ISRAEL

MINISTRY OF NATIONAL INFRASTRUCTURES

NATURAL RESOURCES LICENSING ADMINISTRATION

Petroleum Unit

18 Iyar 5766

16 May 2006

Pet 2006-98

Mr. Glen Perry, Vice President

Zion Oil, Inc.

15 Bareket St., Industrial Park North

Caesarea 38900

Dear Sir,

Re: Preliminary Permit 185/"Asher" - Change in Work Program

Your letter of 9.5.06

In response to the requests in your referenced letter, I hereby approve changes in the work program as follows:

1. Paragraphs 2 and 3 in the original program are cancelled.

2. The new paragraph 2 shall read: collection and interpretation of existing seismic lines, geophysical and geochemical information, preparation of regional and local maps - by August 1, 2006.

3. Paragraph 3 - submission of a program for the acquisition of approximately 20 km of new seismic lines - by November 1, 2006.

4. Paragraph 4 shall remain as is, i.e. the submission of a drilling prospect - by January 31, 2007.

Sincerely,

/s/ _

Dr. Ya'acov Mimran

Petroleum Commissioner

[DOCUMENT D]

ZION OIL & GAS, INC.

30 July 2006

Dr. Ya'acov Mimran

Commissioner of Petroleum Affairs

Oil & Gas Division

Ministry of National Infrastructures

234 Yafo Road

Jerusalem 91130

Dear Dr. Mimran,

Re: Preliminary Permit 185/"Asher" (the "Asher Permit") -

Request to Amend Second Annex - Special Conditions (the "Special Conditions")

Further to Dr. Kashai's conversation with you last week in which he updated you concerning the progress of our continuing geological studies and mapping of the Asher Permit area, discussing inter alia the extent of the work being conducted to cover substantial areas as to which only limited interpretative work and mapping had been done previously and the need for additional time to complete the expanded interim geological report and mapping, on behalf of Zion Oil & Gas, Inc., I hereby request that the provisions of paragraph 2 of the Special Conditions of the Asher Permit as approved by your letter of 16 May 2006 be amended to defer from August 1 through September 10, 2006, the date by which collection and interpretation of the available seismic, geophysical and geochemical information and preparation of regional and local maps be completed.

If any further clarifications concerning the nature and extent of the work done to date and the work remaining to be done in connection with the preparation of the expanded interim report be required, please let me know and further details will be provided.

Your attention to this matter is appreciated.

Respectfully submitted,

/s/

Glen H. Perry,
Executive Vice President

cc: Mr. Eugene Soltero
Mr. Richard Rinberg
Mr. Philip Mandelker, Adv.
Mr. Elisha Roih

TRANSLATION: "13 August 2006 - The requested deferral of the submission of the report is granted. /s/ - Dr. Ya'acov Mimran